As Filed with the Securities and Exchange Commission on April 24, 1997
                               Registration No. 333-13155

                                     UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                            POST-EFFECTIVE AMENDMENT NO. 1
                                     TO FORM S-4
                                 REGISTRATION STATEMENT
                                   UNDER THE SECURITIES ACT OF 1933

                                     First Financial Bancorp.
                      (exact name of registrant as specified in its charter)

               Ohio
  (State or other jurisdiction of
   incorporation or organization)

                                            6711
                                     (Primary Standard Industrial
                                     Classification Code Number)

                                                                    31-1042001
                                                                   (IRS Employee
                                                             Identification No.)

                                   Third and High Streets
                                    Hamilton, Ohio  45011
                                       (513) 867-4700
                    (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive offices)


                         Michael R. O'Dell, Senior Vice President,
                            Chief Financial Officer and Secretary
                                 Third and High Streets
                                   Hamilton, Ohio  45011
                                     (513) 867-4700
                    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                Copy to:
                                         Neil Ganulin
                                         Frost & Jacobs
                                         2500 PNC Center
                                         201 East Fifth Street
                                         Cincinnati, Ohio  45202
                                         (513) 651-6800

       Approximate date of commencement of proposed sale to the public:  N/A


If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, Check the following box:







                          Page 1 of 3 Pages

This Post-Effective Amendment No. 1 is being filed to remove from the securities registered 75,614 shares of the Common Stock of Registrant pursuant to an undertaking contained in Form S-4 (Item 22(3), page II-5). The final number of shares issued by the Registrant totaled 322,386.








                                           Page 2 of 3 Pages
                                              SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hamilton, State of Ohio, as of the 24th day of April, 1997.

                                      FIRST FINANCIAL BANCORP.




                                      By:
                                      Joseph M. Gallina, Comptroller